SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 2

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

     Date of Report: (Date of earliest event reported) : September 12, 2002

                          Commission File No. 333-82786


                              HARTVILLE GROUP, INC.
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Nevada                                              94-3360099
-------------------------------                ---------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)


                7551 North Main Street, North Canton, Ohio 44720
               ---------------------------------------------------
                    (Address of principal executive offices)

                                 (330) 305-1352
                           ---------------------------
                            (Issuer telephone number)

                              Venturelist.com, Inc.
                                446 Mountain Oaks
                            Canyon Lake, Texas 78133
                             Former Name and Address

Item 1.     Changes in Control of the Registrant.

       As a result of the acquisition of Hartville Equestrian, Inc., a Nevada corporation ("Hartville Equestrian"), the control of the Registrant shifted to the former shareholders of Hartville Equestrian. The following entity which is owned by Allan Staggs, now exercises control of the Registrant.

       Name                      No. of shares              Percentage
      -------                   ----------------           -------------
     Whiskers, Inc.                2,000,000                   66.4%

Item 2.   Acquisition of Disposition of Assets.

     On September 12, 2002, the Registrant acquired 100% of the issued and outstanding shares of Hartville Equestrian in exchange for 2,251,000 post forward split shares of the Registrant's common stock. Following the exchange, there are 3,011,244 shares of the Registrant's common stock outstanding.

Background

     Hartville Group, Inc. was incorporated in the state of Nevada on February 1, 2001 as a holding company of Petsmarketing Insurance.com Agency, Inc., incorporated in the state of Ohio on March 31, 2000, which sells sickness and accident policies for domestic household pets, and for Hartville Insurance Company, LTD, which was incorporated in the Cayman Islands on October 19, 2001 and holds a restricted class B Insurer's License under the law of the Cayman Islands. On September 9, 2002, Hartville Group, Inc. changed its name to Hartville Equestrian, Inc. The registrant, formerly Venturelist.com, Inc., changed its name to Hartville Group, Inc. on September 9, 2002. On September 12, 2002, Hartville Group, Inc., formerly Venturelist.com, Inc., acquired 100% of the issued and outstanding shares of Hartville Equestrian, Inc., formerly Hartville Group, Inc. in exchange for 2,251,000 post forward split shares of the registrant's common stock.

     On February 1, 2002, Petsmarketing, Inc. transferred its entire interest in Petsmarketing Insurance.Com Agency, Inc. to Hartville Group, Inc. in exchange for 1,500,000 shares of Hartville Group. Also at the same time Petsmarketing, Inc. transferred its entire interest in Hartville Insurance Company, LTD (A Cayman Island Corporation) to Hartville Group Inc. in exchange for 500,000 shares of Hartville Group. When the transfer was complete Petsmarketing, Inc. owned 2,000,000 of the 2,001,000 shares outstanding of Hartville Group, Inc., thereby making Hartville Group, Inc. a subsidiary of Petsmarketing, Inc. On or about April 1, 2001, Hartville Group, Inc. loaned $48,107.83 to PetsMarketing, Inc., which changed its name to PS Management Holdings, Inc. on May 15, 2002. On September 6, 2002, by mutual agreement between Hartville Group, Inc. and PS Management Holdings, Inc., on September 6, 2002, PS Management Holdings, Inc. returned 1,750,000 shares of Hartville Group to Hartville Group for cancellation as payment of the debt. On September 5, 2002, Whiskers, Inc. acquired 2,000,000 shares of Hartville Group, Inc. from Hartville Group, Inc. in consideration for $50,000.

Hartville Group, Inc., when originally organized was to include both an insurance agency and a reinsurance company, which would take an 80 to 90% quota share participation in the pet health insurance thereby increasing the portion of risk and profits retained by Hartville Group, Inc. At November 14, 2002, this goal had not been accomplished.

Business
Petsmarketing Insurance.Com Agency, Inc.

PetsMarketing Insurance.com Agency, Inc. ("Agency") is primarily a marketing/administration company concentrating on the sale of its proprietary health insurance plans for domestic pets. Its business plan calls for introducing its product effectively and efficiently through a variety of distribution systems. The Agency presently accepts applications, underwrites and issues policies electronically. The Agency, through its proprietary policy fulfillment system - PUPPS- notes that it has the capability to provide online quotes, generate specific applications on the fly, approve applications, issue policies, and monitor claim trends on a proactive basis. This capability enables the Agency to effectively manage and control losses. Also, having the ability to recognize loss trends early enables the company to amend underwriting guidelines quickly, thereby controlling and delivering appropriate underwriting margins. The Agency through its licensed agent commenced selling the Petshealth Care Plan in December 1997. The company's revenues are derived mainly from the commissions, underwriting profits, and fees derived from the pet health premium it originates and services.

The Agency is licensed in 42 states and has filed applications with another 8 states with the objective to receive authorization to act as insurance agency in all 50 states of the United States.

Hartville Insurance Company, Ltd.

Hartville Insurance Company, Ltd. was formed to reinsure pet health insurance that is currently being marketed by the Agency. Hartville Insurance specializes in niche insurance product line companies with limited competition due to specialization, which affords sizeable underwriting returns. Niche target markets that the company has already or will focus on are as follows: First, pet health insurance; Second, equine insurance; and Third, farm/ranch and animal mortality insurance.

Hartville Insurance takes a quota share participation on the pet health insurance originated by the Agency. The product, known as the Petshealth Care Plans works like most major medical plans for people. The plan pays eighty (80) percent of all veterinary costs and medications received for any covered illness or injury (accident) following the annual deductible of $100 per pet. Selected plans provide coverage for routine vaccinations, heartworm testing and flea preventive medications, dental cleanings, and all plans cover the cost to spay or neuter a pet. Pet owners are free to use any veterinarian in the United States and all plans provide a thiry-day risk free trial. In the event that a policy holder is not completely satisfied with the plan and if they have not filed a claim, they can return the policy within thirty days for a full refund (flat cancellation).

There are three plans offered, Basic, Value, and Choice, and they have the following per incident and policy limits, respectively:

Basic           $1,500/$8,000
Value          $3,500/$11,000
Choice         $5,000/$13,000

The current offering (policy) is restricted to only dogs and cats.

Hartville commenced marketing the Petshealth Care Plan--its trademarked pet health insurance plan--in December 1997, through a licensed insurance agent... and now, through its wholly owned subsidiary--Petsmarketing Insurance.com
Agency--a full service managing general insurance agency. The plan is underwritten by Clarendon National Insurance Company, which is a member company of Hanover Re, which has an S&P rating of AA+ and a Best's Rating of A+. Hartville participates in the underwriting risk by reinsuring a portion of the risk retained by Clarendon with Hanover and Risk/R+V Versicherung Ag through the company's second wholly owned subsidiary Hartville Insurance Company, which is a reinsurance company registered in the Cayman Islands, British West Indies managed by Caledonian Bank.

Headquartered in North Canton, Ohio, Hartville combines four distribution channels as its core strategies, which are electronic-point-of-sale in grocery and pet super stores; Internet (www.petshealthplan.com); take-one brochures in veterinary practices; and endorsement from the pet celebrity "Garfield".

The United States (US) has the largest population of companion animals in the world. Pets occupy an important place in more than half of all US households. Dogs and cats, alone, number more than 112 million in the US. As a market, owners of companion pets include 58.9 million households and their numbers are growing. Each year consumers in this market spend over $10 billion on veterinary care for their pets.

Increasingly, companion animals are considered by their owners as "members of the family." The American Animal Hospital Association (AAHA) reports that 81 percent of pet owners think of their pets as family members or even "children."1 With growing frequency, young professionals, childless couples, "empty nesters," and senior citizens report that they depend on their pets for companionship and emotional bonding.

Hartville Group, Inc. has written premium on in-force policies of $3,500,000 and is projected to grow to $6,000,000 in 2002 and to $17,000,000 by 2005. Losses (claims) for the program from 1998 to 2000 on a pure basis were 58%. The pure loss ratio for the first nine months of 2002 has been 50%. The loss ratio for these periods with loss allowance expense (IAE) was 65% for 1998 to 2000 and 52% for 2001. The improvement in losses is attributable to refinements in underwriting, claims, and rate increase, which was implemented in early 2001 and in 2002.

The casualty Actuarial Services Division of Aon Risk Consultants conducted an actuarial study of the overall experience of the Petshealth Care Plans from their inception in January 1998 through August 2000. It also reviewed the overall rate adequacy of the new rates being used currently by the insurance company. The aggregate pure loss ratio was 55.7% and was relatively stable month to month with some upward trending over time. The new rates reflect an overall 21% rate increase and are projected to achieve a 60% loss ratio in the 2001-2002 period. This leaves 40% to cover acquisition administration and profit.

Pet health insurance coverage has been successfully marketed in Europe for many years. The Company plans to follow the proven practices of the European market. The management has carefully researched the available market and has concluded that there is a significant demand in the U.S. for companion pet health insurance.

The Competition

Hartville Group, Inc.'s major competitors are Veterinary Pet Insurance (VPI) and Premier Pet Insurance. VPI has by far the largest position with an estimated 78% of the insurance market in the United States with a premium revenue of approximately $34.4 million and 172,000 policies. In comparison, PetsMarketing has developed $3mm of written premium in the last 36 months and has 12,000 active policies. VPI is 65% owned by Scottsdale Insurance Company, which in turn is a wholly owned subsidiary of Nationwide Mutual Insurance Company. Premier Pet Insurance is underwritten by AIG. Other competitors include Companion Care and Blue Paw, both newly in business.

Item 5.   Other Events.

The Registrant affected a 4:1 forward stock split on September 11, 2002. As a result of the acquisition of Hartville Equestrian and the change in focus of the Registrant's business, the Registrant changed its name from Venturelist.com, Inc. to Hartville Group, Inc. and changed its trading symbol to HTVL. In addition, the former directors and officers of Venturelist.com, Inc. resigned and the directors and officers of Hartville Equestrian have become the directors and officers of the Registrant. The new directors and officers are as follows:
W. Russell Smith, III-President and Director; and Robert L. Cashman-Secretary and Director.

The Registrant was not authorized to use the Hoffski and Pisano audit report which was previously utilized in its 10/1/02 8-K filing.

Item 7.   Financial Statements and Exhibits.

Financial Statements of Hartville Equestrian, Inc.

         (a)      Financial Statements of Businesses Acquired

Independent Auditor's Report                                                 F-1
Balance Sheet as of December 31, 2000 and December 31, 2001                  F-2
Statement of Operations for the period March 1, 2000
 (Inception) to December 31, 2000 and the year ended December
  31, 2001                                                                   F-3
Statement of Stockholders? Equity for the period March
 1, 2000 (Inception) to December 31, 2000 and the year ended
  December 31, 2001                                                          F-4
Statement of Cash Flows for the period March 1, 2000
 (Inception) to December 31, 2000 and the year ended December 31, 2001       F-5
Notes to Financial Statements                                                F-6

Balance Sheet as of June 30, 2002 (Unaudited)                                F-8
Statement of Operations for the period ended June 30, 2002 (Unaudited)       F-9
Statement of Cash Flows for the period March 1, 2000
 (Inception) to June 30, 2002 (Unaudited) F-10 Notes to Financial Statements
 (Unaudited)                                                                F-11

b) Pro Forma Financial Information

The acquisition of Hartville Equestrian by the Company will be accounted for using the purchase method of accounting. Hartville Equestrian will be deemed the acquiror for accounting and financial reporting purposes. Because pro forma financial statements giving effect to the Exchange on a historical basis would be substantially identical to the financial statements of Hartville Equestrian, no pro forma financial statements are included herewith.

c) Exhibits:

     2.1(1)  Exchange Agreement
     3.1(1)  Articles of Amendment to the Articles of Incorporation

(1) Previously filed with Form 8-K filed on September 12, 2002.

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


HARTVILLE GROUP, INC.

November 27, 2002                /s/ W. Russell Smith, III
                                 --------------------------
                                  W. Russell Smith, III
                                  President

TERANCE L. KELLEY
Certified Public Accountant                   3250 West Market Street Suite 307,
                                              Fairlawn, OH 44333



                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Hartville Group, Inc. and Subsidiaries
Canton, Ohio

I have audited the consolidated Balance Sheet of Hartville Group, Inc. and Subsidiaries (A Development Stage Company), as of December 31, 2001 and the related Consolidated Statements of Income, Consolidated Changes in Stockholders' Equity, and Consolidated Statement of Cash Flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on those financial statements based on my audits. The financial statements of Petsmarketing, Inc. (now know as Petsmarketing Insurance.com Agency, Inc.) as of December 31, 2000 were audited by other auditors whose report has been furnished to me, and my opinion in so far as it relates to the amounts included for December 31, 2000 and the year then ended is based solely on the report of the other accountants.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits and report of other accountants provide a reasonable basis for my opinion.

In my opinion, based on my audits and the report of other auditor the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Hartville Group, Inc. and Subsidiaries as of December 31, 2001 and 2000 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles accepted in the United States of America.


Terance L. Kelley
February 7, 2002

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                                  December 31,

                                                           2001             2000
                                                   ------------    -------------
ASSETS

Current Assets
     Cash                                          $    896,553   $       8,506
     Commissions receivable                              50,911         137,400
     Other receivables                                   12,478               -
     Prepaid expenses                                    32,862           2,886
                                                   -------------   -------------

Total Current Assets                                    992,804         148,792

Fixed Assets
     Deferred policy acquisition costs                  263,673               -
     Property and equipment                             140,996          95,551
                                                   -------------   -------------
                                                        404,669          95,551
     Less accumulated depreciation and
       amortization                                     (92,161)        (17,944)
                                                   -------------   -------------

                                                        312,508          77,607

Other Assets
     Licensing fees. Less accumulated
     amortization of $14,706 and $5,882                  35,294          44,118
     Other non-current assets                           163,774         157,883
                                                   -------------   -------------

                                                        199,068         202,001
                                                   -------------   -------------

Total Assets                                        $ 1,504,380     $   428,400
                                                   =============   =============

                See accompanying notes to financial statements.

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                                  December 31,

                                                         2001          2000
                                                    ------------   -------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts payable                               $     23,452    $   46,127
     Accrued expenses                                     29,797            50
     Premium deposits                                    189,675             -
     Unearned commissions                                 30,062             -
     Reserve for loss                                     14,000             -
     Notes payable                                            -        182,411
     Current portion of long-term debt                     8,877             -
                                                    -------------    -----------

Total Current Liabilities                                295,863       228,588

Long-Term Debt                                             4,127             -
                                                    --------------   -----------

Total Liabilities                                        299,990       228,588

Stockholders' Equity
     Common stock, 50,000,000
         shares authorized: $.0001 par value;
         2,100,000 shares issued and outstanding           2,001         2,001
     Additional paid in capital                        1,523,413       508,327
     Deficit accumulated during development stage       (321,024)     (310,516)
                                                    -------------    -----------

                                                       1,204,390       199,812
                                                    -------------    -----------

Total Liabilities and Stockholders' Equity         $   1,504,380     $ 428,400
                                                    =============    ===========

                See accompanying notes to financial statements.

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                        Consolidated Statement of Income
                      For the Year Ended December 31, 2001,
                        for the period From March 1, 2000
                      (Date of Inception) Through December
                          31, 2000, and Since Inception


                                                                              Since
                                              2001             2000         Inception
                                           ------------    -----------     ------------


Commissions                              $   599,499       $  308,121      $  907,620
Premiums                                     637,749                -         637,749
                                          ------------      -----------     -----------

                                           1,237,248          308,121       1,545,369

Losses and expenses                          382,649                -         382,649
Acquisition costs                            216,092                -         216,092
General and administrative                   649,736          448,202       1,097,938
                                          ------------      ------------   -----------

                                           1,248,477          448,202       1,696,679
                                          ------------      ------------   -----------

Operating loss                               (11,229)        (140,081)       (151,310)

Other income                                     721           34,667          35,388

Other expense                                      -         (205,052)       (205,052)
                                          ------------      ------------   -----------

Loss before taxes                            (10,508)        (310,466)       (320,974)

Provision for taxes                                -               50              50
                                          ------------      ------------   -----------

NET LOSS                                 $   (10,508)      $ (310,516)     $ (321,024)
                                          ============      ============   ===========


Net loss per common share                $       .01       $    (0.16)

Weighted average common shares
outstanding                                2,001,000        2,001,000


                 See accompanying notes to financial statements

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                 Consolidated Statement of Stockholders' Equity
 For the Period From March 1, 2000 (Date of Inception) through December 31, 2001

                                                             Additional                           Total
                                 Common         Stock         Paid in          Accumulated      Stockholders'
                                 Shares         Amount        Capital           Deficit           Equity
                                ---------      --------      -------------    -------------     --------------

Balance at March 1, 2000               -             -                -                 -                   -
Retroactive stock issued       2,001,000         2,001          508,327                 -             510,328

Net Loss                               -             -                -          (310,516)           (310,516)
                              ------------      -------        ---------        -----------         ----------

Balance at December 31, 2000   2,001,000       $ 2,001       $  508,327        $ (310,516)         $  199,812

Capital contributed 2001               -             -        1,015,086                 -           1,015,086

Net Loss                               -             -                -           (10,508)            (10,508)
                             -------------     --------       ----------        -----------         ----------

Balance December 31, 2001      2,001,000       $  ,001       $1,523,413        $  (321,024)        $1,204,390
                             =============     ========       ==========        ===========         ==========



                 See accompanying notes to financial statements

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                      Consolidated Statement of Cash Flows
                      For the Year Ended December 31, 2001,
                        for the period From March 1, 2000
                      (Date of Inception) Through December
                          31, 2000, and Since Inception

                                                                                     Since
                                                           2001         2000       Inception
                                                         ---------    ---------  --------------

Cash flows from operating activities
     Net loss                                        $   (10,508)    $(310,516)  $   (321,024)
Adjustments to reconciliation net loss to net
         cash provided by operating activities
     Depreciation                                         31,027        17,944         48,971
     Amortization                                         52,014         5,882         57,896
     Decrease/(Increase) commissions receivable           86,489      (137,400)       (50,911)
     (Increase) Other receivables                        (12,478)            -        (12,478)
     (Increase) Prepaid expenses                         (29,976)       (2,886)       (32,862)
     (Increase) Licensing fees                                 -       (50,000)       (50,000)
     Increase Accounts payable                           (22,675)       46,127         23,452
     Increase Accrued expenses                            29,747            50         29,797
     Increase Premium deposits                           189,675             -        189,675
     Increase Unearned deposits                           30,062             -         30,062
     Increase Reserve for losses                          14,000             -         14,000
                                                       ----------     ----------   ------------
     Net Cash Provided by /(Used for ) Operating
       Activities                                        357,377      (430,799)       (73,422)

Cash Flows from Investing Activities
     Increase Deferred policy acquisition costs         (263,673)            -       (263,673)
     Increase Property and equipment                     (45,445)      (95,551)      (140,996)
     Increase Other non-current assets                    (5,891)     (157,883)      (163,774)
                                                       -----------   -----------   ------------

Net Cash Used for Investing Activities                  (315,009)     (253,434)      (568,443)

Cash Flows from Financing Activities
     Proceeds from notes payable                          17,807       182,411        200,218
     Payment on notes payable                           (187,214)            -       (187,214)
     Issuance of Common stock                                  -         2,162          2,162
     Contributed capital                               1,015,086       508,166      1,523,252
                                                       ----------    -----------   ------------

Net Cash Provided from Financing Activities              845,679       692,739      1,538,418
                                                       ----------    -----------   ------------

Net Increase in Cash and Cash Equivalents                888,047         8,506        896,553

Cash and Cash Equivalents - Beginning                      8,506             -              -

Cash and Cash Equivalents - Ending                    $  896,553     $   8,506    $   896,553
                                                       ==========   ============   ============

                 See accompanying notes to financial statements

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2001



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

Hartville Group, Inc. and Subsidiaries (the Company) are development stage companies as defined under Statements of Financial Accounting Standards No. 7. Hartville Group, Inc. was incorporated in the state of Nevada on February 1, 2001 as a holding company of Petsmarketing Insurance.com Agency, Inc., incorporated in the state of Ohio, which sells sickness and accident policies for domestic household pets, for Hartville Group, Inc. (see Note 8) and for Hartville Insurance Company, LTD, which was incorporated in the Cayman Islands on October 19, 2001 and holds a restricted class B Insurer's License under the law of the Cayman Islands.

The Company, when originally organized was to include both an insurance agency and a reinsurance company, which would take an 80 to 90% quota share participation in the pet health insurance thereby increasing the portion of risk and profits retained by the Company. At December 31, 2001 this goal had not been accomplished and therefore the Company is still considered to be in the development stage at yearend.

Hartville Insurance Company LTD has taken a 35% (20% in 2002) quota share participation in the pet health insurance originated by Petsmarketing Insurance.com Agency, Inc. and insured by Clarendon National Insurance Company. The remaining 65% of risk (80% in 2002) is ceded to reinsurers. The policies have been issued on an occurrence basis with policy limits of $5,000 per occurrence with an annum aggregate of $13,000 for veterinarian's fees and $5,000 per animal for mortality.

The consolidated financial statements include the accounts of the Petsmarketing Insurance.com Agency, Inc., Hartville Group Inc., and Hartville Insurance Company, LTD, all wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Hartville Group, Inc. is a subsidiary of Petsmarketing, Inc. which owns 2,000,000 of its 2,001,000 outstanding shares.

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                December 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition Policies

The Company recognizes commissions earned as premiums are received and earned. Commissions paid in advance are recorded as unearned commissions until earned. Commissions receivable represent commissions due the company from Clarendon National Insurance Company for premiums received during the previous month. Premium deposits are recorded as cash at yearend with the recording of a corresponding liability to the reinsurance carriers. Ceded costs represent the amounts due the agency for claims processing. Due to fronting carrier represents any amounts collected by the Company due to Clarendon National Insurance Company as the fronting carrier.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

The Company accounts for income taxes under the provisions of Statements of Financial Accounting Standards No. 109 "Accounting for Income Taxes", which requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates. The Company has no differences between book and tax accounting.

Deferred Policy Acquisition Cost

Costs incurred in connection with policy acquisition have been capitalized and are amortized over the estimated life of the policies acquired. Management presently is amortizing these costs over 36 months. Total costs deferred at December 1, 2001 were $263,673 with accumulated amortization through that date of $43,189.

Property and Equipment

Property and equipment are carried at cost. Maintenance, repairs and renewals are expensed as incurred. Depreciation of property and equipment is provided for over their

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                December 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

estimated useful lives, which range from three to seven years, using the straight-lined method.

Software Development Costs

The Company has expended $155,681 in software development costs through December 31, 2001 for internal use software. The Company will amortize these costs over its estimated useful life, which as not been determined at this time, once the development stage is complete.

Reserve for Losses

The Company has recognized a reserve for losses at December 31, 2001 to bring its loss ratio in line with management's anticipated amount. Actual losses in 2001 were less than anticipated.

Liability for Unpaid Claims

The Company pays claims on a claims made basis whereby claims are only paid while the policy is in force. Any liability for unpaid claims at yearend is included in accounts payable.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 - OTHER NONCURRENT ASSETS

Other non-current assets represent software costs associated with the development of the Company's computer system in the amount of $155,681. As of December 31, 2001, the software is still under development and has not been placed in service. Also included are insurance license costs of $7,428 and organization costs of $665.

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                December 31, 2001


NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are summarized by major classifications as follows:

                                         2001               2000
                                        -------            -------

Furniture and fixtures                $  3,360            $   2,749
Equipment                               81,690               47,058
Software                                45,744               45,744
Leasehold Improvements                  10,202                  -0-
                                       --------            ---------

                                       140,996               95,551

Less:  accumulated depreciation        (48,972)             (17,944)
                                       --------            ---------

                                      $ 92,024            $  77,607
                                       ========            =========

NOTE 4 - NOTE PAYABLE

Note Payable consists of the following:

         Note payable to a bank, $175,000.00 plus accrued
         interest of  7,411.00 at 12%, due June 1, 2001   $  182,411

This Note was paid on the due date in 2001

NOTE 5 - INCOME TAXES

The Company has a net operating loss of approximately $321,000 available for carryforward of up to twenty (20) years for federal purposes. Pursuant to Internal Revenue Code Section 382 and the regulations there under, the amounts of utilizable carryover may be limited as a result of ownership changes or even eliminated if business continuity requirements are not met. Net operating losses may be carried forward for fifteen consecutive tax years for the state of Ohio.

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                December 31, 2001


NOTE 5 - INCOME TAXES (CONTINUED)

There were no temporary differences allowing no deferred tax liabilities to arise.

Components of Income Tax Expenses are as follows:

         CURRENT                          2001           2000
                                        --------        -------

                   Federal             $     -0-       $     -
                   States                    -0-            50
                                        ----------      --------

    Net provision/(benefit for
             income taxes)             $     -0-       $    50
                                        ==========      ========

NOTE 6 - COMMITMENTS

The Company's leasing operations consist principally of the leasing of office space under operating leases that expire in five years.

The following is a schedule, by years of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2001.

                              Year ending December 31       Amount
                                       2002                $  26,000
                                       2003                   26,000
                                       2004                   26,000
                                       2005                    8,677
                                                           ----------

                                       Total               $  86,667
                                                           ==========

Rental expense was approximately $28,744 and $18,291 for 2001 and 2000 respectively.

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                December 31, 2001



NOTE 7 - SUBSEQUENT EVENT

On February 1, 2002 Petsmarketing, Inc. transferred its entire interest in Petsmarketing Insurance.Com Agency, Inc. to Hartville Group, Inc. (A Nevada Corporation) in exchange for 1,500,000 shares of Hartville Group. Also at the same time Petsmarketing, Inc. transferred its entire interest in Hartville Insurance Company, LTD (A Cayman Island Corporation) to Hartville Group Inc. in exchange for 500,000 shares of Hartville Group. When the transfer was complete Petsmarketing, Inc. owned 2,000,000 of the 2,001,000 shares outstanding of Hartville Group, Inc., thereby making Hartville Group, Inc. a subsidiary of Petsmarketing, Inc. Since there was no significant change in ownership the transaction was accounted for as similar to a pooling of interests with all assets and liabilities recorded at historical values. This transaction is included in the enclosed financial statements as if it took place on December 31, 2001.

NOTE 8 RELATED PARTY TRANSACTIONS

There were no material related party transactions during the years ended December 31, 2001 or 2000.

NOTE 9 OPERATING SEGMENTS

The Company organizes its business into three reportable segments: the holding company (Hartville Group, Inc.), the insurance agency (Petsmarketing Insurance.com Agency, Inc.), and the reinsurance company (Hartville Insurance Company, LTD). The supplemental schedules provide the breakdown of assets, liabilities and operations for each of these segments.

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                            Details of Consolidation
                                December 31, 2001

                                                                                            Petsmarketing     Hartville
                                                                             Hartville      Insurance.com     Insurance
                                                 Total       Eliminations    Group, Inc.     Agency, Inc.    Company, LTD
                                                -------     --------------  -------------  ---------------  --------------

ASSETS
Current Assets
     Cash                                      $  896,553    $         -    $        -     $   367,840       $  528,713
     Commissions receivable                        50,911              -             -          50,911                -
     Other receivable                              12,478              -             -          12,478                -
     Prepaid expense                               32,862              -             -           4,957           27,905
                                                ----------    -----------   -----------     -----------       ----------
                                                  992,804              -             -         436,186          556,618
Fixed Assets
     Deferred policy acquisition costs            263,673              -             -         263,673                -
     Property and equipment                       140,996              -             -         140,996                -
                                                ----------    -----------   -----------    ------------       ----------
                                                  404,669              -             -         404,669                -
     Accumulated depreciation and amortization    (92,161)             -             -         (92,161)               -
                                                ----------    -----------   -----------    ------------       ----------
                                                  312,508              -             -         312,508                -
Other Assets
     Licensing fees - net                          35,294              -             -          35,294                -
     Other non-current assets                     163,774              -           665         163,109                -
     Investments                                        -     (1,525,314)    1,525,314               -                -
                                                             ------------   -----------    ------------       ----------
                                                  199,068     (1,525,314)    1,525,979         198,403                -
                                               -----------   ------------   -----------    ------------       ----------

                                               $1,504,380   $ (1,525,314)   $1,525,979     $   947,097       $  556,618
                                               ===========   ============   ===========    ============       ==========

                 See accompanying notes to financial statements

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                            Details of Consolidation
                                December 31, 2001

                                                                        Petsmarketing       Hartville
                                                                         Hartville        Insurance.com     Insurance
                                               Total     Eliminations    Group, Inc.       Agency, Inc.   Company, LTD
                                              -------   --------------  --------------    --------------- ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Accounts payable                         23,452       $       -      $     565      $      7,150    $    15,737
     Accrued expenses                         29,797               -              -            29,797              -
     Premium deposits                        189,675               -              -           189,675              -
     Unearned commissions                     30,062               -              -            30,062              -
     Reserve for losses                       14,000               -              -                 -         14,000
     Current portion long-term debt            8,877               -              -             8,877              -
                                          -----------       ----------     ----------      ------------    ----------
                                             295,863               -            565           265,561         29,737
Long-Term Debt                                 4,127               -              -             4,127              -
                                          -----------       ----------     ----------      ------------    ----------

Total Liabilities                            299,990               -            565           269,688         29,737

Stockholders' Equity
     Common stock                              1,000               -              -                 -          1,000
     Additional paid capital               1,524,414      (1,524,314)     1,524,414         1,025,314        499,000
     Deficit accumulated                    (321,024)              -              -          (347,905)        26,881
                                          -----------      -----------    -----------      ------------    ----------
                                           1,204,390      (1,524,314)     1,524,414           677,409        526,881
                                          -----------      -----------    -----------      ------------    ----------

                                         $ 1,504,380     $(1,524,314)    $1,524,979      $    947,097    $   556,618
                                          ===========     ============    ===========      ============    ==========


                 See accompanying notes to financial statements

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                        Consolidated Statement of Income
                            Details of Consolidation
                      For the Year Ended December 31, 2001

                                                                                  Petsmarketing       Hartville
                                                                    Hartville     Insurance.com        Insurance
                                       Total      Eliminations      Group, Inc.    Agency, Inc.      Company, LTD
                                      -------    --------------    -------------  --------------    ---------------

Commissions and fees income      $    599,499    $      -          $       -      $   599,499        $        -
Premiums                              637,749           -                  -                -           637,749
                               ---------------     ----------       ----------      ----------        -----------
                                    1,237,248           -                  -          599,499           637,749

Losses and expenses                   382,649           -                  -                -           382,649
Acquisition costs                     216,092           -                  -            8,824           207,268
General and administrative            649,736           -                  -          628,064            21,672
                               ---------------     ----------       ----------      ----------        -----------
                                    1,248,477           -                  -          636,888           611,589

Operating loss                        (11,229)          -                  -          (37,389)           26,160

Other income                             (721)          -                  -                -              (721)
Other expenses                              -           -                  -                -                 -
                               ---------------     ----------       ----------      ----------        -----------

Loss before taxes                     (10,508)          -                  -          (37,389)           26,881

Tax provisions                              -           -                  -                -                 -
                               ---------------     ----------       ----------      ----------        ----------

NET LOSS                        $     (10,508)   $      -          $       -       $  (37,389)       $   26,881
                               ===============     ==========       ==========      ==========        ==========


                 See accompanying notes to financial statements

TERANCE L. KELLEY
Certified Public Accountant                   3250 West Market Street Suite 307,
                                              Fairlawn, OH 44333


                Report of Independent Certified Public Accountant
                          on Supplementary Information


Board of Directors
Hartville Group, Inc. and Subsidiaries
Canton, Ohio


My audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole of Hartville Group, Inc. and subsidiaries as of December 31, 2001, which are presented in the preceding section of this report. The supplementary information as of and for the year ended December 31, 2001 presented hereafter is for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the audit procedures applied in the audit of the basic financial statements and, in my opinion is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.




Terance L Kelley
February 7, 2002

TERANCE L. KELLEY
Certified Public Accountant                   3250 West Market Street Suite 307,
                                              Fairlawn, OH 44333 (330) 864-2265




Board of Directors
Hartville Group, Inc. and Subsidiaries
Canton, Ohio

I have reviewed the accompanying consolidated balance sheets of Hartville Group, Inc. and Subsidiaries as of June 30, 2002 and the related consolidated statements of income, stockholders' equity, and cash flows for the six months then ended and since inception, in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Hartville Group, Inc. and Subsidiaries.

A review consists principally of inquires of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the object of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the June 30, 2002 financial statements in order for them to be in conformity with generally accepted accounting principle accepted in the United States of America.

I audited the December 31, 2001 financial statements. My opinion dated February 7, 2002 stated that the December 31, 2001 financial statements present fairly, in all material respects the financial position and results of operations of Hartville Group, Inc. and Subsidiaries in conformity with generally accepted accounting principles accepted in the United States of America.





Terance L Kelley
Certified Public Accountant
August 1, 2002

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                           Consolidated Balance Sheets
                       June 30, 2002 and December 31,2001

                                                       June 30,     December 31,
                                                         2002          2001
                                                     -----------   ------------
ASSETS

Current Assets
     Cash                                          $     855,851   $    896,553
     Commissions receivable                               65,985         50,911
     Other receivables                                    48,352         12,478
     Prepaid expenses                                     18,553         32,862
                                                   --------------  -------------

Total Current Assets                                     988,741        992,804

Fixed Assets
     Deferred policy acquisition costs                   364,978        263,673
     Property and equipment                              181,316        140,996
                                                   --------------  -------------
                                                         546,294        404,669
     Less accumulated depreciation and amortization     (142,710)       (92,161)
                                                   --------------  -------------

                                                         403,584        312,508

Other Assets
     Licensing fees. Less accumulated
     amortization of $19,118                              30,882         35,294
     Other non-current assets                            172,134        163,774
                                                   --------------  -------------

                                                         203,016        199,068
                                                   --------------  -------------

Total Assets                                        $  1,595,341    $ 1,504,380
                                                   ==============  =============


                See accompanying notes to financial statements.

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                           Consolidated Balance Sheets
                       June 30, 2002 and December 31,2001

                                                       June 30,     December 31,
                                                         2002          2001
                                                       ---------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts payable                                $    42,523    $   23,452
     Accrued expenses                                     51,158        29,797
     Premium deposits                                    238,282       189,675
     Unearned commissions                                 17,747        30,062
     Reserve for loss                                                   14,000
     Due to fronting carrier                              51,311             -
     Current portion of long-term debt                    18,954         8,877
                                                      -----------    -----------

Total Current Liabilities                                419,975       295,863

Long-Term Debt                                             9,615         4,127
                                                      -----------    -----------

Total Liabilities                                        429,590       299,990

Stockholders' Equity
     Common stock, 50,000,000
     shares authorized: $.0001 par value;
     2,100,000 shares issued and outstanding               2,001         2,001
     Additional paid in capital                        1,523,413     1,523,413
     Deficit accumulated during development stage       (359,663)     (321,024)
                                                      -----------    ----------

                                                       1,165,751     1,204,390
                                                      -----------    ----------


Total Liabilities and Stockholders' Equity            $1,595,341    $1,504,380
                                                      ===========    ==========

                 See accompanying notes to financial statements

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                        Consolidated Statement of Income
       For the Six Months Ended June 30, 2002, for the Year Ended December
            31, 2001, and for the Period from March 1, 2000 (Date of
               Inception) Through June 30, 2002 (Since Inception)

                                          June 30,        December 31,        Since
                                           2002              2001           Inception
                                         ----------       ------------     -----------

Commissions                          $     384,837      $   599,499       $ 1,292,457
Premiums                                   466,962          637,749         1,104,711
                                      ------------        -----------      -----------
                                           851,799        1,237,248         2,397,168

Losses and expenses                        345,490          382,649           728,139
Ceded costs                                148,045          216,092           364,137
General and administrative                 434,771          649,736         1,532,709
                                      -------------       -----------      -----------

                                           928,306        1,248,477         2,624,985
                                      -------------       -----------      -----------
Operating loss                             (76,507)         (11,229)         (227,817)

Other income                                37,868              721            73,256

Other expense                                    -                -          (205,052)
                                      -------------      ------------      -----------

Loss before taxes                          (38,639)         (10,508)         (359,613)

Provision for taxes                              -                -                50
                                     --------------      ------------      -----------

NET LOSS                             $     (38,639)       $ (10,508)      $  (359,663)
                                     ==============      ============      ===========

Net loss per common share                   ($0.02)          ($0.01)

Weighted average common
shares outstanding                       2,001,000        2,001,000


                 See accompanying notes to financial statements

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                 Consolidated Statement of Stockholders' Equity
   For the Period From March 1, 2000 (Date of Inception) through June 30, 2002

                                                                  Additional                    Total
                                       Common         Stock        Paid in    Accumulated   Stockholders'
                                       Shares         Amount       Capital     Deficit         Equity
                                      --------       ---------    ----------  -----------   ------------

Balance at March 1, 2000                    -              -            -
       Retroactive stock issued     2,001,000      $   2,001    $ 508,327      $      -     $   510,328

       Net Loss                             -              -            -      (310,516)       (310,516)
                                    ---------      ----------   ----------     ---------      ----------
Balance at December 31, 2000        2,001,000          2,001      508,327      (310,516)        199,812

       Capital contributed 2001             -              -     1,015,08             -       1,015,086

       Net Loss                             -              -            -       (10,508)        (10,508)
                                    ---------      ----------   ----------     ---------      ----------

Balance December 31, 2001           2,001,000          2,001    1,523,413      (321,024)      1,204,390

       Net loss                             -              -            -       (38,639)        (38,639)

Balance June 30, 2002               2,001,000     $    2,001   $1,523,413     $(359,663)   $  1,165,751
                                   ==========      =========    =========      =========     ==========


                 See accompanying notes to financial statements

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                      Consolidated Statement of Cash Flows
       For the Six Months Ended June 30, 2002, for the Year Ended December
            31, 2001, and for the Period from March 1, 2000 (Date of
               Inception) Through June 30, 2002 (Since Inception)


                                                       June 30,   December 31,        Since
                                                         2002        2001           Inception
                                                      ----------   ----------      -----------

Cash flows from operating activities
   Net loss                                         $  (38,639)   $  (10,508)     $  (439,309)
Adjustments to reconciliation net loss to net
       cash provided by operating activities
   Depreciation                                         18,649        31,027           67,620
   Amortization                                         36,312        52,014           94,208
   (Increase)/decrease commissions receivable          (15,074)       86,489          (65,985)
   (Increase) Other receivables                        (35,874)      (12,478)         (48,352)
   Decrease/(increase) Prepaid expenses                 14,309       (29,976)         (18,553)
   (Increase) Licensing fees                                 -             -          (50,000)
   Increase Accounts payable                            19,071       (22,675)          42,523
   Increase Accrued expenses                            21,361        29,747           51,158
   Increase Premium deposits                            48,607       189,675          238,282
   (Decrease)/increase Unearned deposits               (12,315)       30,062           17,747
   (Decrease)/increase Due to fronting carrier          51,311             -          130,957
   (Decrease)/increase Reserve for losses              (14,000)       14,000                -
                                                      ----------   ----------      -----------
Net Cash Provided by /(Used for) Operating Activities   93,718       357,377           20,296

Cash Flows from Investing Activities
   Increase Deferred policy acquisition costs         (101,305)     (263,673)        (364,978)
   Increase Property and equipment                     (40,320)      (45,445)        (181,316)
   Increase Other non-current assets                    (8,360)       (5,891)        (172,134)
                                                      ----------   ----------      -----------

Net Cash Used for Investing Activities                (149,985)     (315,009)        (718,428)

Cash Flows from Financing Activities
   Proceeds from notes payable                          21,406        17,807          221,624
   Payment on notes payable                             (5,841)     (187,214)        (193,055)
   Issuance of Common stock                                  -             -            2,162
   Contributed capital                                       -     1,015,086        1,523,252
                                                      ----------  -----------      -----------

Net Cash Provided from Financing Activities             15,565       845,679        1,553,983
                                                      ----------  -----------      -----------

Net Increase in Cash and Cash Equivalents              (40,702)      888,047          855,851

Cash and Cash Equivalents - Beginning                  896,553         8,506                -

Cash and Cash Equivalents - Ending                  $  855,851    $  896,553       $  855,851
                                                      ==========  ===========      ===========


                 See accompanying notes to financial statements

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2002



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

Hartville Group, Inc. and Subsidiaries (the Company) are development stage companies as defined under Statements of Financial Accounting Standards No. 7. Hartville Group, Inc. was incorporated in the state of Nevada on February 1, 2001 as a holding company of Petsmarketing Insurance.com Agency, Inc., incorporated in the state of Ohio, which sells sickness and accident policies for domestic household pets, for Hartville Group, Inc. and for Hartville Insurance Company, LTD, which was incorporated in the Cayman Islands on October 19, 2001 and holds a restricted class B Insurer's License under the law of the Cayman Islands.

On February 1, 2002 Petsmarketing, Inc. transferred its entire interest in Petsmarketing Insurance.Com Agency, Inc. to Hartville Group, Inc. (A Nevada Corporation) in exchange for 1,500,000 shares of Hartville Group. Also at the same time Petsmarketing, Inc. transferred its entire interest in Hartville Insurance Company, LTD (A Cayman Island Corporation) to Hartville Group Inc. in exchange for 500,000 shares of Hartville Group. When the transfer was complete Petsmarketing, Inc. owned 2,000,000 of the 2,001,000 shares outstanding of Hartville Group, Inc., thereby making Hartville Group, Inc. a subsidiary of Petsmarketing, Inc.. Since there was no significant change in ownership the transaction was accounted for as similar to a pooling of interests with all assets and liabilities recorded at historical values.

The Company, when originally organized was to include both an insurance agency and a reinsurance company, which would take an 80 to 90% quota share participation in the pet health insurance thereby increasing the portion of risk and profits retained by the Company. At December 31, 2001 this goal had not been accomplished and therefore the Company is still considered to be in the development stage at quarter end.

Hartville Insurance Company LTD has taken a 20% quota share participation in the pet health insurance originated by Petsmarketing Insurance.com Agency, Inc. and insured by Clarendon National Insurance Company. The remaining 80% of risk is ceded to re-insurers. The policies have been issued on a claims made basis with policy limits of

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                  June 30, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

$5,000 per occurrence with an annum aggregate of $13,000 for veterinarian's fees and $5,000 per animal for mortality.

The consolidated financial statements include the accounts of the Petsmarketing Insurance.com Agency, Inc., Hartville Group Inc., and Hartville Insurance Company, LTD, all wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Hartville Group, Inc. is a subsidiary of Petsmarking, Inc., which owns 2,000,000 of its 2,001,000 outstanding shares.

Revenue Recognition Policies

The Company recognizes commissions earned as premiums are received and earned. Commissions paid in advance are recorded as unearned commissions until earned. Commissions receivable represent commissions due the company from Clarendon National Insurance Company for premiums received during the previous month. Premium deposits are recorded as cash at yearend with the recording of a corresponding liability to the reinsurance carriers. Ceded costs represent the amounts due the agency for claims processing. Due to fronting carrier represents any amounts collected by the Company due to Clarendon National Insurance Company as the fronting carrier.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

The Company accounts for income taxes under the provisions of Statements of Financial Accounting Standards No. 109 "Accounting for Income Taxes", which requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                  June 30, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates. The Company has no differences between book and tax accounting.

Deferred Policy Acquisition Cost

Costs incurred in connection with policy acquisition have been capitalized and are amortized over the estimated life of the policies acquired. Management was amortizing these costs over 36 months. However on January 1, 2002 management elected to extend the estimated life of these assets to 60 months. Management felt this change brought its amortization life closer to industry standards. Total costs deferred at June 30, 2002 were $364,978 with accumulated amortization through that date of $46,867.

Property and Equipment

Property and equipment are carried at cost. Maintenance, repairs and renewals are expensed as incurred. Depreciation of property and equipment is provided for over their estimated useful lives, which range from three to seven years, using the straight-lined method.

Software Development Costs

The Company has expended $155,681 in software development costs through December 31, 2001 for internal use software. The Company will amortize these costs over its estimated useful life, which as not been determined at this time, once the development stage is complete.

Liability for Unpaid Claims

The Company pays claims on a claims made basis whereby claims are only paid while the policy is in force. Any liability for unpaid claims at yearend is included in accounts payable.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                  June 30, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 - OTHER NONCURRENT ASSETS

Other noncurrent assets represent software costs associated with the development of the Company's computer system in the amount of $164,606. As of June 30, 2002, the software is still under development and has not been placed in service. Also included are insurance license costs of $7,428 and organization costs of $100.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are summarized by major classifications as follows:

                                               June 30,
                                                 2002

Furniture and fixtures                        $  4,727
Equipment                                      110,127
Software                                        55,563
Leasehold Improvements                          10,899
                                              ---------
                                               181,316

Less:  accumulated depreciation                (67,620)
                                              ---------
                                              $113,696
                                              =========

NOTE 4 - NOTES PAYABLE

On June 14, 2001 the Company entered into a lease purchase arrangement with a finance company for a phone system. The total borrowed was $17,807. The note calls for 24 monthly payments of $858 including interest at 15.7%. The last three payments were prepaid when the note was signed. The balance outstanding at June 30, 2002 was $8,738. The equipment financed secures the note.

On May 9, 2002 the Company entered into a lease purchase arrangement with a finance company for a computer system. The total borrowed was $21,406. The note calls for 24 monthly payments of $1,021 including interest at 13.4%. The last three payments

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                  June 30, 2002

NOTE 4 - NOTES PAYABLE (CONTINUED)

were prepaid when the note was signed. The balance outstanding at June 30, 2002 was $19,381. The equipment financed secures the note.

Maturities on long-term debt are as follows:

         Year ending December 31,
                2002                    $14,390
                2003                    $15,045
                2004                    $ 4,975

NOTE 5 - INCOME TAXES

The Company has a net operating loss of approximately $439,000 available for carryforward of up to twenty (20) years for federal purposes. Pursuant to Internal Revenue Code Section 382 and the regulations thereunder, the amounts of utilizable carryover may be limited as a result of ownership changes or even eliminated if business continuity requirements are not met. Net operating losses may be carried forward for fifteen consecutive tax years for the state of Ohio. There were no temporary differences allowing no deferred tax liabilities to arise.

Components of Income Tax Expenses are as follows:
                                                    June 30,
         CURRENT                                     2001
                                                   --------
                   Federal                        $    -0-
                   States                              -0-
                                                   --------
         Net provision/(benefit for income taxes  $    -0-
                                                   ========
NOTE 6 - COMMITMENTS

The Company's leasing operations consist principally of the leasing of office space under operating leases that expire in five years.

The following is a schedule, by years of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2001.

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                  June 30, 2002

NOTE 6 - COMMITMENTS (CONTINUED)


                               Year ending December 31            Amount
                                       2002                     $ 26,000
                                       2003                       26,000
                                       2004                       26,000
                                       2005                        8,677
                                                                 -------
                                       Total                    $ 86,667
                                                                 =======

Rental expense was approximately $13,124 for the six months ended June 30, 2002.

NOTE 7 - UNDERWRITING

January 1, 2001 the Company started to market, administrator and reinsure a portion of its underwriting risk. Each year's business is ceded to reinsurers under an annual quota share reinsurance agreement. At present there are two such treaties in effect. Below shows the breakdown of revenue and direct expenses under each of these treaties to date:

                                                Inception to date---------------
                                            2002       2001
                                           Treaty     Treaty         Total
          Premiums                      $ 148,716   $ 955,995    $ 1,104,711

          Losses and expenses              24,455     703,684        728,139
          Ceded costs                      45,803     318,334        364,137
                                         ---------   ---------    -----------

          Underwriting Profit/(Loss)    $  78,458    $(66,023)   $    12,435
                                         =========   =========    ===========

NOTE 8 RELATED PARTY TRANSACTIONS

There were no material related party transactions during the period.

NOTE 9 OPERATING SEGMENTS

The Company organizes its business into three reportable segments: the holding company (Hartville Group, Inc.), the insurance agency (Petsmarketing Insurance.com Agency, Inc.), and the reinsurance company (Hartville Insurance Company, LTD). The

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                  June 30, 2002

NOTE 9 OPERATING SEGMENTS (CONTINUED)

supplemental schedules provide the breakdown of assets, liabilities and operations for each of these segments.

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                            Details of Consolidation
                                  June 30, 2002

                                                                                              Petsmarketing      Hartville
                                                                               Hartville      Insurance.com      Insurance
                                                 Total      Eliminations      Group, Inc.      Agency, Inc.    Company, LTD
                                                -------     ------------      ------------    --------------   -------------

ASSETS
Current Assets
   Cash                                    $    855,851     $         -       $        -       $  326,301      $   529,550
   Commissions receivable                        65,985               -                -           65,985                -
   Other receivable                              48,352         (48,108)          48,108           48,108              244
   Prepaid expense                               18,553               -                -            7,123           11,430
                                             -----------     ------------      -----------       ---------      -----------
                                                988,741         (48,108)          48,108          447,517          541,224
Fixed Assets
Deferred policy acquisition costs               364,978               -                -          364,978                -
Property and equipment                          181,316               -                -          181,316                -
                                             -----------     ------------      -----------       ---------      -----------
                                                546,294               -                -           546,294               -
   Accumulated depreciation and amortization   (142,710)              -                -          (142,710)              -
                                             -----------     ------------      -----------       ---------      -----------
                                                403,584               -                -           403,584               -
Other Assets
   Licensing fees - net                          30,882               -                -            30,882               -
   Other non-current assets                     172,134               -              100           172,034               -
   Investments                                        -      (1,525,314)       1,525,314                 -               -
                                            ------------     ------------      -----------       ----------     -----------
                                                203,016      (1,525,314)       1,525,414           202,916               -
                                            ------------     ------------      -----------       ----------     -----------

                                            $ 1,595,341     $(1,573,422)      $1,573,522       $ 1,054,017      $  541,224
                                            ============     ============      ===========       ==========     ===========


                 See accompanying notes to financial statements

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                            Details of Consolidation
                                  June 30, 2002

                                                                                        Petsmarketing      Hartville
                                                                         Hartville      Insurance.com      Insurance
                                          Total       Eliminations      Group, Inc.     Agency, Inc.     Company, LTD
                                         -------     ---------------   -------------   ---------------  --------------

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current Liabilities
   Accounts payable                        42,523      $  (48,108)      $    48,108     $    42,523       $      -
   Accrued expenses                        51,158               -                 -          43,130          8,028
   Premium deposits                       238,282               -                 -         238,282              -
   Unearned commissions                    17,747               -                 -          17,747              -
   Due to fronting carrier                 51,311               -                 -               -         51,311
   Current portion long-term debt          18,954               -                 -          18,954              -
                                        ----------      -----------      -----------      -----------      ---------
                                          419,975         (48,108)           48,108         360,636         59,339
Long-Term Debt                              9,615               -                 -           9,615              -
                                        ----------      -----------      -----------      -----------      ---------

Total Liabilities                         429,590         (48,108)           48,108         370,251         59,339

Stockholders' Equity
   Common stock                             2,001           1,001                 -               -          1,000
   Additional paid capital              1,523,413      (1,526,315)        1,525,414       1,025,314        499,000
   Deficit accumulated                   (359,663)              -                 -        (341,548)       (18,115)
                                       -----------      -----------      -----------     ------------     ----------
                                        1,165,751      (1,525,314)        1,525,414         683,766        481,885
                                       -----------      -----------      -----------     ------------     ----------

                                     $  1,595,341    $ (1,573,422)      $ 1,573,522    $  1,054,017       $541,224
                                       ===========      ===========      ===========     ============     ==========


                 See accompanying notes to financial statements

                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                        Consolidated Statement of Income
                            Details of Consolidation
                     For the Six Months Ended June 30, 2002

                                                                                  Petsmarketing       Hartville
                                                                 Hartville     Insurance.com      Insurance
                                    Total       Eliminations    Group, Inc.    Agency, Inc.       Company, LTD
                                   -------     --------------  -------------  ---------------    --------------


Commissions and fees income   $   384,837       $       -        $     -       $  384,837         $        -
Premiums                          466,962               -              -                -            466,962
                               -----------        ---------     ------------    -----------   ----------------
                                  851,799               -              -          384,837            466,962

Losses and expenses               345,490               -              -                -            345,490
Ceded costs                       148,045               -              -                -            148,045
General and administrative        434,771               -              -          412,716             22,055
                               -----------        ---------     ------------    -----------     --------------
                                  928,306               -              -          412,716            515,590

Operating loss                    (76,507)              -              -          (27,879)           (48,628)

Other income                       37,868               -              -           34,236              3,632
Other expenses                          -               -              -                -                  -
                               -----------        ---------     ------------    -----------   ----------------

Loss before taxes                 (38,639)              -              -            6,357            (44,996)

Tax provisions                          -               -              -                -                  -
                               -----------        ---------     ------------    -----------   ----------------

NET LOSS                      $   (38,639)     $        -       $      -       $    6,357       $    (44,996)
                               ===========        =========     ============    ===========   ================


                 See accompanying notes to financial statements

TERANCE L. KELLEY
Certified Public Accountant                   3250 West Market Street Suite 307,
                                              Fairlawn, OH 44333 (330) 864-2265



Board of Directors
Hartville Group, Inc. and Subsidiaries
Canton, Ohio

My review was made for the purpose of forming an opinion on the basic financial statements taken as a whole of Hartville Group, Inc. and Subsidiaries as of June 30 , 2002, which are presented in the preceding section of this report. The supplementary information as of and for the six months ended June 30, 2002 presented hereafter is for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the review procedures applied in the review of the basic financial statements.


Terance L Kelley
August 1, 2002